                                    EXHIBIT 3


The Board of Directors
WorldPages.com, Inc.

We consent to the incorporation by reference in the Prospectus of WorldPages.com, Inc. of our report dated February 4, 2000, relating to the balance sheets of Web YP, Inc. as of December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for the years then ended and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG LLP

Houston, Texas
July 20, 2000


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